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                                                                     EXHIBIT 8.1


                                December 18, 2001

Reinsurance Group of America Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017-6039

     RE: Reinsurance Group of America Incorporated - Registration Statement on Form S-3 with respect to Trust Preferred Income Equity Redeemable Securities Units

Ladies and Gentlemen:

         We have acted as special tax counsel to Reinsurance Group of America Incorporated, a corporation existing under the laws of the State of Missouri (the "Company"), in connection with the Company's offering of $225,000,000 Trust Preferred Income Equity Redeemable Securities (PIERS) Units (the "Units"), each consisting of a preferred security issued by RGA Capital Trust I (the "Trust") having a stated liquidation amount of $50 and a warrant to purchase shares of common stock of the Company, pursuant to the Prospectus Supplement dated December 12, 2001 attached to the Prospectus dated December 3, 2001 (the "Prospectus Supplement").

         In rendering our opinion, we have examined and relied upon without independent investigation as to matters of fact the Prospectus Supplement and such other documents as we have considered relevant for purposes of this opinion. Our opinion is expressly conditioned on, among other things, the accuracy and completeness as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations included in these documents through and as of the effective date of the above-described offering. Any material changes in the facts referred to, set forth or assumed herein or in the documents may affect the conclusions stated herein. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

         In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder by the Treasury Department (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that such laws, Code, Regulations, judicial decisions and administrative

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Reinsurance Group of America Incorporated
Page 2
December 12, 2001

interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change in any of the authorities upon which our opinion is based could affect our conclusions herein.

         Based solely upon and subject to the foregoing, and in reliance thereon and subject to the exceptions, limitations and qualifications stated herein:

         a) We confirm that the statements set forth under the caption "Material United States Federal Tax Consequences" in the Prospectus Supplement, insofar as such statements constitute matters of law or legal conclusions as qualified therein, are our opinion and that such statements fairly describe the material United States federal tax consequences to the holders of the Units and are true, accurate and complete in all material respects;

         b) We are of the opinion that the RGA Capital Trust I as described in the Declaration of the RGA Capital Trust I will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation;

         c) We are of the opinion that the debentures as described in the Indenture will be classified for United States federal income tax purposes as indebtedness of RGA.

         Except as expressly set forth above, we express no other opinion. We consent to the reference to this firm in the Prospectus Supplement under the caption "Material United States Federal Tax Consequences" and to the filing of this opinion as an exhibit to the Current Report on Form 8-K. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

                                                 Very truly yours,



                                                 /s/ Bryan Cave LLP